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                                                                    Exhibit 5.1




                                       September 4, 1996


Steinway Musical Instruments, Inc.
600 Industrial Parkway
Elkhart, Indiana  46516

         Re:  1996 STOCK PLAN AND 1996 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

         We have acted as counsel to Steinway Musical Instruments, Inc. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of 778,250 shares of Ordinary Common Stock, par value $.001 per share (the "Ordinary Common Stock"), of the Company issuable under the Steinway Musical Instruments, Inc. 1996 Stock Plan (the "Stock Plan") and 500,000 shares of Ordinary Common Stock issuable under the Steinway Musical Instruments, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan"), under a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission.

         We have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, agreements and other instruments, certificates of public officials and officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions hereafter expressed.

         Based on the foregoing and having regard to legal considerations that we deem relevant, we are of the opinion that, when said shares of Ordinary Common Stock have been registered under the Securities Act and when the Company has received the consideration to be received for said shares in accordance with the provisions of the Stock Plan and the Purchase Plan and said shares of Ordinary Common Stock have been issued by the Company as provided under the Stock Plan and the Purchase Plan, said shares of Ordinary Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.


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Steinway Musical Instruments, Inc.
September 4, 1996
Page 2


         We hereby consent to the inclusion of this opinion in the Registration Statement.

                                       Very truly yours,



                                       /s/ Milbank, Tweed, Hadley & McCloy
                                       -----------------------------------




EHS/PPW